UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2008

MDWERKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442
(Address of Principal Executive Offices)

(954) 389-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 29, 2008, MDwerks, Inc. (the “Company”) held a special meeting of the stockholders of the Company (the “Special Meeting”). At the Special Meeting, the stockholders approved an amendment to Article 4 of the Certificate of Incorporation of the Company to increase the authorized number of shares of common stock, par value $0.001 per share, of the Company from 100 million shares to 200 million shares. The stockholders also approved an amendment to Section 1 of Article I of the Company’s Bylaws to appropriately reflect the name of the Company as “MDwerks, Inc.” and an amendment to Section 2 of Article II of the Company’s Bylaws to change the date of the annual meeting of the Company to May 31 of each year or such other date as the Board of Directors determines.

Item 8.01  Other Events.

At the Special Meeting, the stockholders of the Company elected the following people to serve on the Board of Directors of the Company and on the committees designated next to their name:

Howard B. Katz, Chairman of the Board of Directors
David M. Barnes, Director, Audit Committee Chairman and Compensation Committee Chairman
Peter Dunne, Director and Compensation Committee Member
Paul Kushner, Director and Audit Committee Member
Shad Stastney, Director
Chris Phillips, Director
Sheldon Steiner, Director

The stockholders of the Company also ratified the appointment of Sherb & Co., LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2008 and for the 2009 quarterly SEC reports.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

1.1	Certificate of Amendment of Certificate of Incorporation of MDwerks, Inc.

1.2	Amendment No. 1 to Bylaws of MDwerks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: November 3, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Certificate of Amendment of Certificate of Incorporation of MDwerks, Inc.

1.2	Amendment No. 1 to Bylaws of MDwerks, Inc.